Exhibit 1.1

47,795,000 Common Units

NAVIOS MARITIME PARTNERS L.P.

Common Units Representing Limited Partnership Interests

PLACEMENT AGENCY AGREEMENT

March 14, 2017

March 14, 2017

Fearnley Securities, Inc.

880 Third Avenue, 16th Floor

New York, New York 10022

as representative of the Placement Agents named in Schedule II hereto

Ladies and Gentlemen:

This placement agency agreement (this “Agreement”) confirms our understanding that Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Partnership”), hereby appoints the placement agents named in Schedule II hereto as its placement agents (the “Placement Agents”), for whom you are acting as manager (the “Manager”), in connection with the proposed sale to certain investors (the “Direct Offering”) of 47,795,000 common units (the “Securities”) representing limited partnership interests in the Partnership. On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Placement Agents agree to use their best commercially practicable efforts to solicit and receive offers to purchase the Securities. Notwithstanding anything to the contrary contained in this Agreement, the Placement Agents shall have no obligation to purchase any of the Securities, or any liability to the Partnership if any prospective purchaser fails to consummate a purchase of or pay for any of the Securities. The Common Units of the Partnership to be outstanding after giving effect to the placement of Securities contemplated hereby are hereinafter referred to as the “Common Units.” If the firm or firms listed in Schedule II hereto include only the Manager listed in Schedule I hereto, then the terms “Placement Agents” and “Manager” as used herein shall each be deemed to refer to such firm or firms.

It is understood and agreed to by all parties hereto that the Partnership was formed on August 7, 2007 by Navios Maritime Holdings Inc. (“Navios Maritime Holdings”), to own and operate container and dry cargo vessels, as described more particularly in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each as defined herein). Navios GP L.L.C., a Marshall Islands limited liability company (the “General Partner”) was also formed on August 7, 2007 to act as the general partner of the Partnership. It is further understood and agreed by all parties that, as of the date of this Agreement: (i) Navios Maritime Holdings directly owns a 100% membership interest in the General Partner and, before giving effect to this Direct Offering and an 17.4% limited partnership common unit interest in the Partnership, (ii) the General Partner directly owns a 2% general partner interest in the Partnership, (iii) the Partnership directly owns a 100% membership interest in Navios Maritime Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company”), which directly or indirectly owns 100% of the outstanding capital stock of each of the subsidiaries listed on Schedule III (together, the “Operating Subsidiaries” and each individually, an “Operating Subsidiary”).

The General Partner, the Partnership and the Operating Company are hereinafter collectively referred to as the “Partnership Parties,” and together with the Operating Subsidiaries are hereinafter referred to collectively as the “Partnership Entities.” Navios Maritime Holdings, the Partnership Entities and Navios ShipManagement Inc., a Marshall Islands corporation (“ShipManagement”), are hereinafter referred to collectively as the “Navios Parties.”

1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to and agrees with each of the Placement Agents that:

(a) The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement, including a prospectus, (File No. 333-192176) on Form F-3 relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Partnership. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated January 15, 2014 in the form first used to confirm sales of the Securities (or in the form first made available to the Placement Agents by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Placement Agents by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

(b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Partnership’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Partnership.

(c) The Partnership meets the requirements for the use of Form F-3 under the Securities Act.

(d) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference into the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Securities Act Regulations”), (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the Direct Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2(a)), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, broadly available road show materials or the Prospectus based upon information relating to any Placement Agent furnished to the Partnership in writing by such Placement Agent through the Manager expressly for use therein.

(e) The documents incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(g) PricewaterhouseCoopers S.A. (“PWC”), who certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) whose report appears in the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference into the Time of Sale Prospectus and the Prospectus, and (B) and who has delivered the initial letter referred to in Section 3(h) hereof, is, and during the periods covered by such reports, was and is an independent registered public accountants as required by the Securities Act and the Securities Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(h) The financial statements, together with the related schedules and notes, included in, or incorporated by reference into, the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the entities purported to be shown thereby on the basis stated therein on the dates indicated and the results of operations, comprehensive income, cash flows and changes in partners’ capital of the Partnership and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus except as otherwise disclosed therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference into the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the Securities Act Regulations.

(i) There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of the Marshall Islands.

(j) Except as otherwise stated therein, since the respective dates as of which information is given in, or incorporated by reference therein, the Registration Statement, the Time of Sale Prospectus or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the (i) Partnership Entities, considered as one enterprise or (ii) the Navios Parties considered as one enterprise that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, considered as one enterprise, or otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and (C) except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its outstanding general partner or limited partnership interests.

(k) Each of the Navios Parties has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation or organization, and each of the Navios Parties has full partnership, limited liability company or corporate power and authority, as applicable, necessary to enter into and perform its obligations under this Agreement, and the power and authority to own, lease and operate the Vessels (as defined below). Each of the Navios Parties is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each other jurisdiction in which such qualification is required for the conduct of the business as described in the Registration Statement, the Time of Sale Prospectus (and any documents incorporated by reference therein) and the Prospectus, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.

(l) The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m) This Agreement has been duly authorized, executed and delivered by each of the Navios Parties.

(n) The Partnership has an authorized capitalization as set forth in each of the Time of Sale Prospectus and the Prospectus.

(o) Navios Maritime Holdings owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 51 of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”)); and Navios Maritime Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims (collectively, “Liens”), restrictions on transferability in the GP LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(p) Except as otherwise agreed, the General Partner is the sole general partner of the Partnership with a 2.0% general partner interest and the Incentive Distribution Rights (as such term is defined in the third amended and restated limited partnership agreement of the Partnership (the “Partnership Agreement”)) in the Partnership; such general partner interest will have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the Partnership Agreement).

(q) The Securities and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 41 of the Marshall Islands LP Act); the Common Units conform to all statements relating thereto contained or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such description conforms to the rights set forth in the Partnership Agreement; no holder of the Securities will be subject to personal liability by reason of being such a holder.

(r) The Partnership owns all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and are fully paid (to the extent required by the Operating Company LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 51 of the Marshall Islands LLC Act); and the Partnership owns such membership interests free and clear of all Liens. As of the date of this Agreement, the only subsidiaries of the Partnership are the Operating Company and the Operating Subsidiaries.

(s) The Operating Company will own, or will have the right to acquire, all of the issued and outstanding shares of capital stock of each of the Operating Subsidiaries; such shares of capital stock will be duly authorized and validly issued in accordance with the articles of incorporation and by-laws of the Operating Subsidiaries and are fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 43 and 44 of the Marshall Islands Business Corporations Act); and the Operating Company owns such shares of capital stock free and clear of all Liens other than those Liens arising under the Partnership’s credit facility with Commerzbank AG and DVB Bank AG (the “July 2012 Credit Facility”) and the term loan facility (the “Term Loan B Facility,” and together with the July 2012 Credit Facility, the “Credit Facilities”).

(t) As of December 31, 2016, the Partnership would have on a historical basis and on an as adjusted basis, both as indicated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. At the

Closing Date, after giving effect to the Direct Offering, the issued and outstanding limited partnership interests of the Partnership will consist of 134,183,401 Common Units, and the Incentive Distribution Rights, and the issued and outstanding general partner interests of the Partnership will consist of 2,738,441 General Partner Units.

(u) Except as identified in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any documents incorporated by reference therein) or contained in the relevant organizational documents of the Partnership Entities, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any other Common Units or other securities of the Partnership.

(v) Each of the Partnership Parties has the legal right and power, and all authorization and approval required by law, to enter into this Agreement. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement. All corporate, partnership and limited liability company action (including unitholder, stockholder, member or partner action), as the case may be, required to be taken by any of the Navios Parties for the authorization, issuance, sale and delivery of the Securities hereunder, and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(w) Each of the Partnership Agreement, GP LLC Agreement and the Operating Company LLC Agreement (collectively, the “Organizational Agreements”) has been duly authorized, executed and delivered by the parties thereto, and each is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with their terms, provided that, with respect to each agreement described in this subsection, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such Organizational Agreements may be limited by applicable laws and public policy.

(x) None of the Navios Parties is (A) in violation of its articles of incorporation, partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Navios Parties is a party, or by which it or any of them may be bound, or to which any of the property or assets of any of the Navios Parties is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Navios Parties or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, including the consummation of the Direct Offering (including but not limited to the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by each of the Partnership Parties with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of any of the Navios Parties or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Navios Parties.

(y) No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Navios Parties or any of their properties or assets is required in connection with the Direct Offering, the issuance or sale by the Partnership of the Securities, the execution, delivery and performance of this Agreement by the Navios Parties that are parties thereto and, the Organizational Agreements and the other agreements by the Navios Parties that are parties thereto except (A) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (B) for such consents that have been, or prior to the Closing Date will be, obtained, (C) for such consents that, if not obtained, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Partnership Parties to consummate the transactions contemplated herein and (D) as disclosed in the Time of Sale Prospectus.

(z) The statements in the Time of Sale Prospectus and the Prospectus, under the headings “Material U.S. Federal Income Tax Considerations,” “Marshall Islands Tax Consequences,” “The Securities We May Offer,” and “Plan of Distribution” accurately and fairly summarize the matters therein described and the legal conclusions with respect to such matters.

(aa) No labor dispute with the employees of any of the Navios Parties exists or, to the knowledge of the Navios Parties, is imminent, and the Partnership Parties are not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(bb) There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein which have not been so described and filed as required.

(cc) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership Parties, threatened, against or affecting any of the Navios Parties, which is required to be disclosed in the Registration Statement or the documents incorporated by reference therein (other than as disclosed therein), or which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the Direct Offering as contemplated in this Agreement or the performance by the Navios Parties of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the Navios Parties are parties or which any of their respective properties or assets is the subject which are not described in the Registration Statement or the documents incorporated by reference therein, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(dd) The Partnership Entities and, to the knowledge of the Partnership Parties, ShipManagement, own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership Entities or, to the knowledge of the Partnership Parties, ShipManagement, has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(ee) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Partnership Parties of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the Direct Offering, except such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(ff) None of the Navios Parties nor any affiliate thereof has taken, nor will any of them take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(gg) Each of the vessels listed on Schedule V hereto (the “Vessels”) has been duly registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule V and is solely owned by the Operating Subsidiary set forth opposite its name on Schedule V. Each such Operating Subsidiary has good and marketable title to the applicable Vessel, and each such Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction, in both cases except for such Liens, defects of the title of record, failure to pay such taxes, fees and other amounts (A) as described, and subject to the limitations contained, in the Registration Statement, the Time of Sale Prospectus (and any documents incorporated by reference therein) and the Prospectus, (B) arising under the Partnership’s Credit Facilities or (C) as do not, individually or in the aggregate, materially affect the value of any such Vessel and do not materially interfere with the use of any such Vessel as it has been used in the past and is proposed to be used in the future, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any documents incorporated by reference therein).

(hh) Each of the Partnership Entities and, to the knowledge of the Partnership Parties, ShipManagement, possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Governmental Licenses”) issued by the appropriate regulatory agencies or bodies necessary to conduct their business now operated by them, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Entities and, to the knowledge of the Partnership Parties, ShipManagement, are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, ShipManagement, have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ii) Each of the Partnership Entities has good and marketable title to all real property, if any, described in the Prospectus as owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which the Partnership Entities hold properties described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are in full force and effect, and none of the Partnership Entities have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease, other than such claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) Except as described in the Registration Statement and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) none of the Partnership Entities nor ShipManagement is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any final and legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, friable asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Partnership Entities and ShipManagement has, or operates pursuant to, or at the Closing Date will have or will operate pursuant to all applicable permits, authorizations and approvals required to conduct their business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any documents incorporated by reference therein) under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Partnership Parties, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against any of the Partnership Entities and (iv) to the knowledge of the Partnership Parties, ShipManagement, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership Entities or ShipManagement relating to Hazardous Materials or any Environmental Laws.

(kk) Except as described in or contemplated by the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) and as provided in the Partnership’s

Credit Facilities and by Section 40 of the Marshall Islands LLC Act, neither the Operating Company nor any Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.

(ll) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (x) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (y) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(mm) The Partnership maintains an effective system of disclosure controls and procedures (to the extent required by and as such term is defined under Rules 13-a15 and 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management to allow timely decisions regarding disclosure.

(nn) The Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith.

(oo) Neither the issuance, sale and delivery of the Securities nor the application of the net proceeds thereof by the Partnership will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same are in effect on the Closing Date.

(pp) There are no transfer, documentary, stamp, capital, issuance, registration, transaction, value-added or withholding taxes, duties or charges or other similar taxes, fees or charges under the laws of the Marshall Islands (or any political subdivision thereof) required to be paid by the Partnership, the Placement Agents or investors in the Direct Offering (i) in connection with the execution and delivery of this Agreement or (ii) in connection with the issuance and sale of the Securities by the Partnership to the Placement Agents or the sale of the Securities by the Placement Agents to the investors in the Securities.

(qq) Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material foreign, federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, other than those (A) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (B) that, if not paid, would not, singly or in the aggregate, result in a Material Adverse Effect.

(rr) The Partnership is not now, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ss) After giving effect to the Direct Offering, the Partnership should not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) for the tax year ended December 31, 2016. Based on the Partnership’s current and expected assets, income and operations as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any documents incorporated by reference therein), the Partnership does not believe that it will become a PFIC for any future tax year, and intends to conduct its affairs in a manner to avoid becoming a PFIC with respect to any tax year, although there can be no assurance that the Partnership’s operations will not change in the future.

(tt) After giving effect to the Direct Offering, based upon the assumptions and subject to the limitations set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein), the Partnership believes it will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Code for the tax year ended December 31, 2016 and for future tax years, provided that less than 50% of its Common Units are owned by “5-percent shareholders” (other than Navios Maritime and its Affiliates) as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days in the relevant year.

(uu) None of the Partnership Entities, other than the Partnership, is classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Partnership Entities, other than the Partnership, has properly elected to be disregarded as an entity separate from its owner for United States federal income tax purposes and has not revoked such election.

(vv) The Partnership Entities and ShipManagement carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Partnership Entities and ShipManagement have no reason to believe that they will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage with respect to their respective businesses from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not result in a Material Adverse Effect.

(ww) Any statistical, industry-related and market-related data included or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects and, to the extent required, the Partnership has obtained the written consent to the use of such data from such sources.

(xx) None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Partnership Entities and, to the knowledge of the Partnership Parties, the Partnership Entities’ affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. For the avoidance of doubt, as used in this subsection and in subsection (xx), references to any director, officer, agent, employee, affiliate or other individual or entity acting on behalf of the Partnership Entities shall be deemed to refer to such persons only insofar as they act in such capacities.

(yy) The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.

(zz) None of the Partnership Entities, any of their subsidiaries nor, to the knowledge of the Navios Entities, any director, officer, employee, affiliate or agent of the Partnership Entities or any of their subsidiaries or any entity or individual (“Person”) in control of or acting on behalf of the Partnership Entities, is (i) the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Partnership Entities will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, vessel or other Person, to fund any activities of or business with any Person, vessel or entity, in Burma/Myanmar, Crimea, Cuba, Iran, North Korea, Sudan, Syria or any other country or territory that, at the time of such funding, is the subject of Sanctions, or in any manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(aaa) Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer or agent of the Partnership Entities or any of their subsidiaries or any Person in control of the Partnership Entities has, since January 1, 2011, (A) engaged in or is currently engaged in any dealings or transactions with any Person subject to Sanctions, or in any Embargoed Country, that at the time of the dealing or transaction would subject the Partnership Entities or any of the Partnership Entities’ directors, officers, agents or Persons in control of the Partnership Entities to Sanctions or (B) been subject to civil or criminal enforcement for the violation of Sanctions. The Partnership Entities will operate their businesses in a manner that is compliant with Sanctions laws and regulations from the perspective of the Partnership Entities, any director, officer or other affiliate or agent of the Partnership Entities or any of their subsidiaries and/or any person participating in the offering, whether as underwriter, advisor, investor or otherwise, and will take such actions as it may be permitted to take under law and contract as the Partnership Entities may deem necessary or appropriate to avoid violations of Sanctions laws and regulations from such various perspectives including, to the extent so necessary, the exercise of its contract rights to reject port calls in certain locations, including Iran, by its charterers. The Partnership Entities have and will maintain in place written systems, policies and procedures reasonably designed to monitor and ensure compliance with the preceding representations.

(bbb) Other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein), none of the Navios Parties is party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Navios Parties or any Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ccc) No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described.

(ddd) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any documents incorporated by reference therein), distributions made by the Partnership to holders of the Securities will not be subject under the current laws of the Marshall Islands or any political subdivision thereof to any withholding or similar charges for or on account of taxation.

(eee) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction of formation of the Navios Entities (each a “Relevant Jurisdiction”) and any political subdivision thereof and courts of each Relevant Jurisdiction should honor this choice of law. Each of the Navios Entities has the power to submit and pursuant to Section 11 of this Agreement has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the courts of the State of New York or the courts of the United States of America located in the County of New York (including, in each case, any appellate courts thereof) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Securities by the Partnership to the Placement Agents under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and each of the Navios Entities has the power to designate, appoint and empower and pursuant to Section 11 of this Agreement has legally, validly, effectively and irrevocably consented to service of process in the manner set forth herein.

(fff) The Navios Entities, and their obligations under this Agreement, are subject to civil and commercial law and to suit and none of the Navios Entities or any of their respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any of any Greek, Marshall Islands, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that any of the Navios Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Navios Entities waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.

(ggg) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein) and subject to the relevant exequatur procedure, any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against any of the Navios Entities based upon this Agreement would be declared enforceable against the applicable Navios Entity, as the case may be, by the courts of any Relevant Jurisdiction without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty.

(hhh) It is not necessary under the laws of any Relevant Jurisdiction or any political subdivision thereof or authority or agency therein in order to enable a Placement Agent to enforce its rights under this Agreement for such Placement Agent to be licensed, qualified, or otherwise entitled to carry on business in such Relevant Jurisdiction or any political subdivision thereof or authority or agency therein; this Agreement is in proper legal form under the laws of each Relevant Jurisdiction and any political subdivision thereof or authority or agency therein for the enforcement thereof against any of the Navios Entities and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in any Relevant Jurisdiction or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of such Relevant Jurisdiction or any political subdivision thereof.

(iii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jjj) The Partnership is a “foreign private issuer” (as defined in Regulation S under the Securities Act).

2. Fees. (a) For this assignment and financial advice in connection therewith, the Placement Agents will charge the Partnership a placement fee (the “Placement Fee”) of 4.0% of the aggregate price at which the Securities are sold by the Partnership. The Placement Fee shall be payable in immediately available funds on the date (the “Closing Date”) the Partnership receives payment for the Securities under a definitive securities purchase agreement (the “Purchase Agreement”) between the Partnership and each purchaser (the “Purchaser”) of the Securities.

(b) The right of the Placement Agents to receive the fees set forth in this Section 2 shall survive the termination of this Agreement in accordance with Section 7 hereof.

3. Conditions to the Placement Agents’ Obligations. The several obligations of the Placement Agents are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Navios Entities, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(ii) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement shall be reasonably satisfactory in all material respects to counsel for the Placement Agents.

(b) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Partnership, to the effect set forth in Section 3(a)(i) above and to the effect that the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of the Closing Date, that the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(c) The Placement Agents shall have received on the Closing Date an opinion of Thompson Hine LLP, U.S. counsel for the Partnership, dated the Closing Date, covering the matters referred to in Exhibit A hereto.

(d) The Placement Agents shall have received on the Closing Date an opinion of Vasiliki Papaefthymiou, Secretary of the Partnership, dated the Closing Date, covering the matters referred to in Exhibit B hereto.

(e) The Placement Agents shall have received on the Closing Date an opinion of Reeder & Simpson, P.C., Marshall Islands counsel for the Partnership, dated the Closing Date, covering the matters referred to in Exhibit C hereto.

(f) The Placement Agents shall have received on the Closing Date an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Placement Agents, dated the Closing Date, covering such matters as the Placing Agents may reasonably require.

Each of the opinions described in Section 3(c), Section 3(d), Section 3(e), and Section 3(f) above shall be rendered to the Placement Agents at the request of the Partnership and shall so state therein.

(g) The Placement Agents shall have received, on each of the date of the Purchase Agreement and the Closing Date, a letter dated the date of the Purchase Agreement or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Placement Agents, from PWC, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Placement Agents with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the date hereof and the Closing Date shall use a “cut-off date” not earlier than three business days prior to the date of such respective letter.

(h) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain unitholders, officers and directors, signed by the persons listed on Schedule IV hereto, relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

4. Covenants of the Partnership Entities. The Partnership Entities, jointly and severally, covenant with each Placement Agent as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Placement Agent a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(e) or 4(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in a Placement Agent or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the placement of the Securities as in the opinion of counsel for the Placement Agents the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Placement Agent or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the

Placement Agents, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents and to the dealers (whose names and addresses you will furnish to the Partnership) to which Securities may have been sold by you on behalf of the Placement Agents and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement pursuant to the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If requested by the Manager, to prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Placement Agents and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the sale, issuance, transfer and delivery of the Securities to the Purchasers, including any stock, stamp, transfer or other taxes or duties payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Placement Agents incurred in connection with the review and qualification of the offering of the Securities by FINRA; (v) all costs and expenses incident to listing the Securities on the NYSE and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) all costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show; provided that the Partnership shall not reimburse the Placement Agents for any of the Placement Agents’ expenses related to this subsection, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section; provided that in the case of fees of counsel for the Placement Agents under (iii) and (iv) hereof, such amount shall not exceed $25,000.00. It is understood, however, that except as provided in this Section, Section 6 entitled “Indemnity and Contribution” and the last paragraph of Section 7 below, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(k) Without the prior written consent of the Manager, in consultation with S Goldman Advisors LLC (“S Goldman”), on behalf of the Placement Agents, it will not, during the period ending 30 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units.

The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold in the Direct Offering or (b) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Placement Agents have been advised in writing, (c) transactions by any person other than the Partnership relating to Common Units or other securities acquired in open market transactions after the completion of the Direct Offering; provided that no filing under Section 16(a) of the Exchange Act, is required or voluntarily made in connection with subsequent sales of the Common Units or other securities acquired in such open market transactions; (d) transfers or distributions of Common Units or any security convertible into Common Units (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the transferor or the immediate family of the transferor, (iii) to limited partners or unitholders of the transferor or distributor or (iv) to any investment fund or other entity controlled or managed by the transferor; provided that each donee, distributee or transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntary during the 30-day restricted period; or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of common units during the 30-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or shall be voluntarily made.

5. Covenants of the Placement Agents. Each Placement Agent severally covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Placement Agent that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Placement Agent.

6. Indemnity and Contribution. (a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Placement Agent, each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act

and each affiliate of any Placement Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) relating to, arising out of or in connection with the Direct Offering as a result of any actions or inactions of the Partnership or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Partnership in writing by such Placement Agent through you expressly for use therein. The Partnership also agrees that no Placement Agent shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Partnership for or in connection with the Direct Offering, except for any such liability for losses, claims, damages or liabilities with respect to clause (i) above incurred by the Partnership that are finally judicially determined to have resulted from the bad faith or gross negligence of such Placement Agent.

(b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless each of the Partnership Parties, its directors, its officers who sign the Registration Statement and each person, if any, who controls each of the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership Parties to such Placement Agent contained in clause (ii), but only with reference to information relating to such Placement Agent furnished to the Partnership in writing by such Placement Agent through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information only consists of the names of the Placement Agents on the cover of the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 6(a), and by the Partnership, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Placement Agents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Partnership on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Placement Agents on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Partnership and the total Placement Fee received by the Placement Agents bear to the aggregate public offering price of the Securities set forth in the Prospectus. The relative fault of the Partnership on the one hand and the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective portion of the aggregate Placement Fee, and not joint.

(e) The Partnership and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities placed by it were offered to the public exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Partnership Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person controlling any Placement Agent or any affiliate of any Placement Agent or by or on behalf of the Partnership Entities, to each officer or director of the Partnership Entities and to each person, if any, who controls the Partnership Entities and (iii) acceptance of and payment for any of the Securities.

7. Termination. The Placement Agents may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by the United States Federal Government or New York State, the Republic of the Marshall Islands or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus

8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Partnership Entities and the Placement Agents with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) Each of the Partnership Parties acknowledges that in connection with the offering of the Securities: (i) the Placement Agents have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Navios Entities or any other person, (ii) the Placement Agents owe the Navios Entities only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Placement Agents may have interests that differ from those of the Navios Entities. Each of the Navios Entities waives to the full extent permitted by applicable law any claims it may have against the Placement Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(c) Each of the Partnership Parties acknowledges that: (i) each of the Placement Agents’ research analysts and research departments are required to be independent from its respective investment banking division and are subject to regulations and internal policies relating to such independence, and (ii) each of the Placement Agents’ research analysts may hold views and make statements or investment recommendations and/or publish reports with respect to any of Navios Entities and/or the Direct Offering that differ from the views of their respective investment banking divisions.

Each of the Navios Entities waives to the full extent permitted by applicable law any claims it may have against the Placement Agents relating to any conflict of interest that may arise from any potential conflict of interest relating to the foregoing.

10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

12. Foreign Taxes. All payments by the Partnership Entities to each of the Placement Agents hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any Relevant Jurisdiction or any other jurisdiction in which the Partnership Entities have an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Placement Agent having some connection with any such jurisdiction other than its participation as a Placement Agent hereunder, and (ii) any income or franchise tax on the overall net income of such Placement Agent imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, “Foreign Taxes”). If the Partnership Entities are prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Placement Agent an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14. No Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Placement Agents, or any of them, with respect to the subject matter hereof.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Placement Agents shall be delivered, mailed or sent to you in care of Fearnley Securities, Inc., 880 Third Avenue, 16th Floor, New York, New York 10022, Attention: Marius Halvorsen, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP at One New York Plaza, New York, New York 10004, Attention: Stuart Gelfond; and if to the Partnership shall be delivered, mailed or sent to Navios Maritime Partners L.P., 85 Akti Miaouli Street, Piraeus, Greece 185 38, Attention: Vasiliki Papaefthymiou, with a copy to Thompson Hine LLP, 335 Madison Avenue, New York, New York 10017, Attention: Todd E. Mason.

[Remainder of page intentionally left blank. Signature pages follow.]

Very truly yours,

NAVIOS MARITIME PARTNERS L.P.

By:	/s/ Efstratios Desypris
	Name:	Efstratios Desypris
	Title:	Chief Financial Officer

NAVIOS GP L.L.C.

By:	Navios Maritime Holdings Inc., its sole member

By:	/s/ Vasiliki Papaefthymiou
	Name:	Vasiliki Papaefthymiou
	Title:	Secretary

NAVIOS MARITIME OPERATING L.L.C.

By:	Navios Maritime Partners L.P., its sole member

By:	Navios GP L.L.C., its general partner

By:	/s/ Vasiliki Papaefthymiou
	Name:	Vasiliki Papaefthymiou
	Title:	Secretary

[Signature Page to Placement Agency Agreement]

Accepted as of the date hereof

FEARNLEY SECURITIES, INC.

Acting severally on behalf of themselves and the several Placement Agents named in Schedule II hereto.

By:	FEARNLEY SECURITIES, INC.

By:	/s/ Marius Halvorsen
	Name:	Marius Halvorsen
	Title:	Chief Executive Officer

[Signature Page to Placement Agency Agreement]